Exhibit 99.1
NEWS RELEASE

March 12, 2026	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Silver Spring, MD
URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS
Silver Spring, MD: - Urban One, Inc. (NASDAQ: UONEK and UONE, referred to as, “Urban One,” the “Company”, “we”, “our” and/or “us”) today reported its results for the three months ended December 31, 2025. For the three months ended December 31, 2025, net revenue was approximately $97.8 million, a decrease of 16.5% from the same period in 2024. The Company reported operating loss of approximately $54.0 million for the three months ended December 31, 2025, compared to operating loss of approximately $1.9 million for the three months ended December 31, 2024. Broadcast and digital operating income1 was approximately $23.8 million for the three months ended December 31, 2025, a decrease of 38.3% from the same period in 2024. Net loss was approximately $54.4 million or $(12.24) per share (basic) for the three months ended December 31, 2025, compared to net loss of $35.7 million or $(7.81) per share (basic) for the same period in 2024. Adjusted EBITDA2 was approximately $15.6 million for the three months ended December 31, 2025, compared to approximately $26.9 million for the same period in 2024.
On December 18, 2025, the Company closed a private placement debt exchange with holders of the 7.375% Senior Secured Notes (the “2028 Notes”) representing more than 97% of the aggregate principal amount outstanding. Pursuant to the private placement, the Company (i) tendered for $185.0 million aggregate principal amount of 2028 Notes which the Company purchased for cancellation for $111.0 million and $1.1 million consent fee in cash, (ii) issued $60.6 million aggregate principal amount of 10.500% first lien senior secured notes due 2030 (the “2030 First Lien Notes”), and (iii) issued $291.0 million aggregate principal amount of 7.625% Second Lien Secured Notes due 2031 (the “2031 Second Lien Notes”). Following the transactions (collectively “2025 Refinancing”), $11.8 million of the 2028 Notes remained outstanding.
On December 18, 2025, the Company also entered into an Amended and Restated Credit Agreement, among the Company, as the administrative borrower, together with the other borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Amended and Restated ABL Credit Agreement”). The Amended and Restated ABL Credit Agreement amended and restated the Company’s ABL Credit Agreement, dated as of February 19, 2021 and was also entered into facilitate the Exchange Offer and Consent Solicitation. The Amended and Restated ABL Credit Agreement provides for, among other things, commitments in the aggregate principal amount of up to $75.0 million, with incremental capacity to incur an additional principal amount of up to $25.0 million thereunder, with the proceeds thereof to be used primarily for working capital and general corporate purposes, including capital expenditures, permitted acquisitions, permitted investments and permitted dividends, in each case, in accordance with the terms of the Amended and Restated ABL Credit Agreement.
Alfred C. Liggins, III, Urban One’s CEO and President stated, “As expected, we had a tough fourth quarter due to a combination of non-recurring political advertising, soft radio markets and declining audience delivery in our cable television (“cable TV”) business. Despite this, we were able to achieve full year Adjusted EBITDA within our previous guidance range at $56.7 million. The biggest revenue drag in the fourth quarter resulted from weak cable TV prime delivery, down approximately 20.0% from the third quarter, although we have seen a significant recovery in the first quarter 2026 as the revised Nielsen methodology has given us an approximate 40.0% - 50.0% lift compared to the fourth quarter 2025. Radio pacings in the first quarter of 2026 are currently (5.0)%, but we remain positive on the outlook for mid-term political revenues later in the year. I was pleased that we were able to repurchase a significant amount of our 2028 Notes at a discount, extend out the maturity on all but a small stub of the notes, and increase the size and term of our ABL Credit Agreement. This transaction sets up the company with a stable capital structure and extended maturity runway to allow us to continue to de-lever the business. In January 2026 we also regained compliance with the Nasdaq listing requirements by effectuating a 1-for-10 reverse stock split.”

PAGE 2-- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS	(in thousands, except share data)		(in thousands, except share data)
NET REVENUE	$97,828	$117,127	$374,371	$449,674
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	31,446	35,409	125,396	135,235
Selling, general and administrative, excluding stock-based compensation(a)	58,709	55,663	207,300	224,837
Stock-based compensation	292	2,101	1,907	5,716
Depreciation and amortization	6,131	1,635	18,073	7,716
Impairment of goodwill and intangible assets	55,295	24,174	191,816	151,755
Total operating expenses	151,873	118,982	544,492	525,259
Operating loss	(54,045)	(1,855)	(170,121)	(75,585)
INTEREST AND INVESTMENT INCOME	398	1,117	2,492	5,980
INTEREST EXPENSE	(8,730)	(11,520)	(38,806)	(48,571)
GAIN ON RETIREMENT OF DEBT	—	4,500	44,009	23,271
OTHER (EXPENSE) INCOME, NET	(1,138)	(78)	(463)	896
Loss from consolidated operations before benefit from (provision for) income taxes	(63,515)	(7,836)	(162,889)	(94,009)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	9,165	(27,583)	16,010	(9,759)
NET LOSS FROM CONSOLIDATED OPERATIONS	(54,350)	(35,419)	(146,879)	(103,768)
LOSS FROM UNCONSOLIDATED JOINT VENTURE	—	—	—	(411)
NET LOSS	(54,350)	(35,419)	(146,879)	(104,179)
NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	45	239	(10)	1,215
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(54,395)	$(35,658)	$(146,869)	$(105,394)

Weighted-average shares outstanding - basic(3, b)	4,444,458	4,565,959	4,458,325	4,740,287
Weighted-average shares outstanding - diluted(4, b)	4,444,458	4,565,959	4,458,325	4,740,287
(a) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.
(b) Weighted-average shares outstanding used in the computation of basic and diluted net loss to common stockholders per share have been retroactively adjusted to reflect the 1-for-10 Reverse Stock Split that occurred on January 22, 2026.

PAGE 3 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS
Effective January 1, 2025, the Company modified the composition of two of our reportable segments to reflect changes in how they operate their business. The Company transferred the CTV offering within our Digital segment to our Cable Television segment. This change aligns the CTV offering with the results of operations within our Cable Television segment. Prior period Cable Television and Digital segment information has been reclassified to conform to the current period presentation. In addition, prior period segment information has been recast between the Sales and marketing and the General and administrative to conform the presentation of significant segment expenses used to evaluate performance by the Chief Operating Decision Maker (“CODM”).
Detailed segment data for the three and twelve months ended December 31, 2025 and 2024 is presented in the following tables:

	Three Months Ended December 31, 2025
	(in thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$97,828	$35,063	$13,831	$14,683	$34,941	$(690)
OPERATING EXPENSES:
Programming and technical	31,446	10,683	3,010	3,561	14,369	(177)
Sales and marketing	34,218	10,145	9,195	8,352	6,987	(461)
General and administrative	24,493	5,395	748	960	4,341	13,049
Add back/(deduct):
Severance-related costs	(86)	(142)	(21)	—	—	77
Debt refinancing costs(c)	7,098	—	—	—	—	7,098
Other income (costs)	956	1	—	(2)	—	957
Adjusted EBITDA(2)	$15,639	$8,699	$857	$1,808	$9,244	$(4,969)

	Three Months Ended December 31, 2024
	(in thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	Corporate/ Eliminations/ Other
NET REVENUE	$117,127	$47,736	$9,613	$18,270	$42,014	$(506)
OPERATING EXPENSES:
Programming and technical	35,409	11,814	3,652	4,179	15,920	(156)
Sales and marketing(b)	32,446	12,491	2,285	10,958	7,110	(398)
General and administrative(b)	23,217	7,582	1,023	668	5,006	8,938
Add back/(deduct):
Severance-related costs	1,881	1,086	141	252	342	60
Other income (costs)	(1,066)	(1,367)	5	—	136	160
Adjusted EBITDA(2)	$26,870	$15,568	$2,799	$2,717	$14,456	$(8,670)

PAGE 4 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS

	Twelve Months Ended December 31, 2025
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$374,371	$139,091	$31,146	$47,845	$158,994	$(2,705)
OPERATING EXPENSES:
Programming and technical	125,396	46,245	12,645	13,252	53,918	(664)
Sales and marketing	119,841	45,778	16,997	29,957	29,075	(1,966)
General and administrative	87,463	25,828	3,236	2,189	15,598	40,612
Total key operating expenses	332,700	117,851	32,878	45,398	98,591	37,982
Add back/(deduct):
Severance-related costs	1,753	1,158	177	37	6	375
Litigation settlement costs(d)	3,078	3,078	—	—	—	—
Debt refinancing costs(c)	7,098	—	—	—	—	7,098
Other costs	3,057	128	—	—	—	2,929
Adjusted EBITDA(2)	$56,657	$25,604	$(1,555)	$2,484	$60,409	$(30,285)

	Twelve Months Ended December 31, 2024
	(in thousands)

	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	Corporate/ Eliminations/ Other
NET REVENUE	$449,674	$165,803	$47,260	$62,820	$176,127	$(2,336)
OPERATING EXPENSES:
Programming and technical	135,235	46,357	14,475	14,683	60,610	(890)
Sales and marketing(b)	130,683	50,941	16,859	32,300	32,356	(1,773)
General and administrative(b)	94,154	31,314	3,702	2,310	17,061	39,767
Total key operating expenses	360,072	128,612	35,036	49,293	110,027	37,104
Add back/(deduct):
Severance-related costs	2,712	1,350	137	252	431	542
Other income (costs)	11,149	(444)	(733)	(720)	136	12,910
Adjusted EBITDA(2)	$103,463	$38,097	$11,628	$13,059	$66,667	$(25,988)
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from the Digital segment to the Cable Television segment.
(b) Effective January 1, 2025, prior period segment information has been recast between Sales and marketing and General and administrative to conform the presentation of significant expenses used to evaluate performance by the CODM.
(c) Debt refinancing costs include third-party transaction costs related to the First Lien Senior Secured Notes and Second Lien Senior Secured Notes.
(d) Non-recurring litigation settlement costs include a $3.1 million charge related to the rate increase for royalties for historical periods.

PAGE 5 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)
PER SHARE DATA - basic and diluted:	(in thousands, except per share data)		(in thousands, except per share data)
Net loss attributable to common stockholders (basic)(a)	$(12.24)	$(7.81)	$(32.94)	$(22.23)
Net loss attributable to common stockholders (diluted)(a)	$(12.24)	$(7.81)	$(32.94)	$(22.23)

Broadcast and digital operating income(1)	$23,804	$38,601	$92,442	$140,181
Broadcast and digital operating income(1) reconciliation:
Net loss attributable to common stockholders	$(54,395)	$(35,658)	$(146,869)	$(105,394)
Add back/(deduct) certain non-broadcast and digital operating income items included in net loss:
Interest and investment income	(398)	(1,117)	(2,492)	(5,980)
Interest expense	8,730	11,520	38,806	48,571
(Benefit from) provision for income taxes	(9,165)	27,583	(16,010)	9,759
Corporate selling, general and administrative expenses(e)	16,131	12,546	50,767	50,579
Stock-based compensation	292	2,101	1,907	5,716
Gain on retirement of debt	—	(4,500)	(44,009)	(23,271)
Other expense (income), net	1,138	78	463	(896)
Loss from unconsolidated joint venture	—	—	—	411
Depreciation and amortization	6,131	1,635	18,073	7,716
Net income (loss) attributable to non-controlling interests	45	239	(10)	1,215
Impairment of goodwill and intangible assets	55,295	24,174	191,816	151,755
Broadcast and digital operating income(1)	$23,804	$38,601	$92,442	$140,181

Adjusted EBITDA(2)	$15,639	$26,870	$56,657	$103,463
Adjusted EBITDA(2) reconciliation:
Net loss attributable to common stockholders	$(54,395)	$(35,658)	$(146,869)	$(105,394)
Interest and investment income	(398)	(1,117)	(2,492)	(5,980)
Interest expense	8,730	11,520	38,806	48,571
(Benefit from) provision for income taxes	(9,165)	27,583	(16,010)	9,759
Depreciation and amortization	6,131	1,635	18,073	7,716
EBITDA(2)	$(49,097)	$3,963	$(108,492)	$(45,328)
Stock-based compensation	292	2,101	1,907	5,716
Gain on retirement of debt	—	(4,500)	(44,009)	(23,271)
Other expense (income), net	1,138	78	463	(896)
Loss from unconsolidated joint venture	—	—	—	411
Net income (loss) attributable to non-controlling interests	45	239	(10)	1,215
Corporate costs(b)	578	(1,574)	2,211	8,658
Debt refinancing costs(c)	7,698	—	7,698	—
Litigation Settlement costs(d)	—	—	3,078	—
Severance-related costs	(86)	1,881	1,753	2,712
Impairment of goodwill and intangible assets	55,295	24,174	191,816	151,755
(Income) loss from ceased non-core businesses initiatives	(224)	508	242	2,491
Adjusted EBITDA(2)	$15,639	$26,870	$56,657	$103,463
(a) Weighted-average shares outstanding used in the computation of basic and diluted net loss to common stockholders per share have been retroactively adjusted to reflect the 1-for-10 Reverse Stock Split that occurred on January 22, 2026.
(b) Corporate costs primarily include professional fees and other nonrecurring items related to the material weakness remediation efforts.
(c) Debt refinancing costs include third-party transaction costs related to the First Lien Senior Secured Notes and Second Lien Senior Secured Notes.
(d) Non-recurring litigation settlement costs include a $3.1 million charge related to the rate increase for royalties for historical periods.
(e) Corporate selling, general and administrative expenses consists of expenses associated with our corporate headquarters and facilities, including personnel as well as other corporate overhead functions.

PAGE 6 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS

	As of December 31, 2025	As of December 31, 2024
	(in thousands)
SELECTED CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$26,358	$137,574
Intangible assets, net(a)	279,653	490,024
Total assets	592,994	944,790
Total long-term debt, net	429,742	579,069
Total liabilities	565,760	765,857
Total stockholders' equity	24,603	170,945
Redeemable non-controlling interests	2,631	7,988
(a) Intangible assets, net includes Goodwill, net, Radio Broadcasting Licenses, net, Other Intangible Assets, net, and Current Portion of Launch Assets, net.

	As of December 31, 2025	As of December 31, 2024
SELECTED LEVERAGE DATA:	(in thousands)
10.500% First Lien Senior Secured Notes due 2030	$60,600	$-
7.625% Second Lien Secured Notes due 2031	291,020	-
7.375% senior secured notes due February 2028(b)	11,816	584,575
Less: Unamortized debt issuance costs	(2,868)	(5,506)
Add: Premium	69,174	-
Long-term debt, net	$429,742	$579,069
(b) Subsequent to the effectiveness of the supplemental indenture on December 18, 2025, these notes are no longer secured. While these notes are styled as senior secured notes they are no longer secured by collateral.

2025 Refinancing
The Company performed an assessment of the 2025 Refinancing and determined it met the criteria of a troubled debt restructuring under Accounting Standards Codification No. 470-60, Troubled Debt Restructurings by Debtors ("ASU 470-60"). For each series of the 2028 Notes exchanged, the undiscounted future cash flows associated with the 2030 First Lien Notes and 2031 Second Lien Notes were compared to the carrying value of the 2028 Notes, including deferred issuance costs. As the undiscounted cash flows associated with the 2030 First Lien Notes and 2031 Second Lien Notes exceeded the carrying value of the applicable 2028 Notes exchanged, no gain was recorded.
In accordance with ASU 470-60, the carrying value of the 2030 First Lien Notes and 2031 Second Lien Notes was established at the carrying value of the applicable 2028 Notes. The difference between the principal amount of the 2031 Second Lien Notes and 2030 First Lien Notes and the carrying value of the applicable 2028 Notes was recorded as a premium and is included in long-term debt, net on the Company’s consolidated balance sheets. The Company recorded a premium of approximately $69.2 million on the 2031 Second Lien Notes and 2030 First Lien Notes as the difference between the principal balance of the 2031 Second Lien Notes and 2030 First Lien Notes and the carrying value of the 2028 Notes exchanged.
The premium will result in interest expense being recognized at an effective interest rate of approximately 2.68% and 3.91% through the term of the 2030 First Lien Notes and 2031 Second Lien Notes. The difference in the contractual interest payments and interest expense will reduce the premium.

Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond Urban One's control, which may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.
PAGE 7 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS
For the three months ended December 31, 2025, we recognized approximately $97.8 million in net revenue compared to approximately $117.1 million during the three months ended December 31, 2024. These amounts are net of agency commissions. We recognized approximately $35.1 million of revenue from our Radio Broadcasting segment during the three months ended December 31, 2025, compared to approximately $47.7 million for the three months ended December 31, 2024, a decrease of approximately $12.6 million, primarily driven by non-returning political revenues of $8.8 million and weaker overall market demand from the national and local advertisers. We recognized approximately $13.8 million of revenue from our Reach Media segment during the three months ended December 31, 2025, compared to approximately $9.6 million for the three months ended December 31, 2024, an increase of approximately $4.2 million. The increase was primarily driven by an increase in event revenue due to the timing of the Fantastic Voyage Cruise in the fourth quarter of 2025 vs. the second quarter of 2024. We recognized approximately $14.7 million of revenue from our Digital segment during the three months ended December 31, 2025, compared to approximately $18.3 million during the three months ended December 31, 2024, a decrease of approximately $3.6 million. The decrease was primarily driven by the decrease in direct revenue streams and political revenue. We recognized approximately $34.9 million of revenue from our Cable Television segment during the three months ended December 31, 2025, compared to approximately $42.0 million during the three months ended December 31, 2024, a decrease of approximately $7.1 million. The decrease was primarily driven by the churn of subscribers and lower advertising sales.
The following charts indicate the sources of our net revenues for the three months and year ended December 31, 2025:

	Three Months Ended December 31,
	2025	2024	$ Change	% Change

Net revenue:	(in thousands, unaudited)
Radio advertising	$37,054	$43,978	$(6,924)	(15.7)%
Political advertising	836	13,479	(12,643)	*NM
Digital advertising(a)	14,681	15,855	(1,174)	(7.4)%
Cable Television advertising(a)	18,334	23,453	(5,119)	(21.8)%
Cable Television affiliate fees	16,532	18,161	(1,629)	(9.0)%
Event revenues & other	10,391	2,201	8,190	*NM
Net revenue	$97,828	$117,127	$(19,299)	(16.5)%

	Year Ended December 31,
	2025	2024	$ Change	% Change

Net revenue:	(in thousands)
Radio advertising	$150,021	$175,731	$(25,710)	(14.6)%
Political advertising	1,430	20,439	(19,009)	*NM
Digital advertising(a)	47,829	59,064	(11,235)	(19.0)%
Cable Television advertising(a)	89,410	98,532	(9,122)	(9.3)%
Cable Television affiliate fees	69,399	77,071	(7,672)	(10.0)%
Event revenues & other	16,282	18,837	(2,555)	(13.6)%
Net revenue	$374,371	$449,674	$(75,303)	(16.7)%
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from the Digital segment to the Cable Television segment.
*NM - Not meaningful.

PAGE 8 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS
Operating expenses, excluding depreciation and amortization, stock-based compensation, and impairment of goodwill and intangible assets, were approximately $90.2 million for the three months ended December 31, 2025, compared to approximately $91.1 million for the comparable period in 2024. Operating expenses in the three months ended December 31, 2025 include $7.7 million of debt refinancing costs as well as $6.7 million of expenses related to the Fantastic Voyage cruise, which took place in the fourth quarter of 2025 vs. the second quarter of 2024. Excluding these expense items, operating expenses were down by approximately 17.0%, driven mainly by revenue-related variable expenses such as commissions, sales rep fees, traffic acquisition costs as well as headcount related costs and third-party professional fees.
Impairment of goodwill and intangible assets was approximately $55.3 million during the three months ended December 31, 2025, compared to $24.2 million for the three months ended December 31, 2024. The impairment loss of $55.3 million during the three months ended December 31, 2025 consists of impairment losses of $0.5 million within the Reach Media reporting unit, $53.1 million within the Cable Television reporting unit and $1.7 million within the Digital reporting unit.
Depreciation and amortization expense was approximately $6.1 million for the three months ended December 31, 2025, compared to approximately $1.6 million for the three months ended December 31, 2024, an increase of approximately $4.5 million which is primarily driven by the additional TV One Trade Name and radio broadcasting license amortization of approximately $4.4 million.
Interest and investment income was approximately $0.4 million for the three months ended December 31, 2025, compared to approximately $1.1 million for the three months ended December 31, 2024. The decrease was driven by lower cash and cash equivalents balances in interest bearing accounts during the three months ended December 31, 2025, than in the corresponding period in 2024.
Interest expense was approximately $8.7 million for the three months ended December 31, 2025, compared to approximately $11.5 million for the three months ended December 31, 2024, a decrease of approximately $2.8 million. The decrease was driven by lower outstanding balance of the 2028 Notes due to repurchases of approximately $96.7 million of its 2028 Notes at an average price of approximately 53.6% of par, during the first nine months in 2025.
For the three months ended December 31, 2025, we recorded a benefit from income taxes of approximately $9.2 million on the pre-tax loss of approximately $63.5 million resulting with an annual effective tax rate of 14.4%. The difference between the effective rate and the Company’s statutory rate relates primarily to the effect of state taxes, changes in our valuation allowance, and permanent differences associated with non-deductible expenses. For the three months ended December 31, 2024, we recorded a benefit from income taxes of approximately $27.6 million on pre-tax loss of approximately $7.8 million resulting with an annual effective tax rate of 352.0%.
Other pertinent financial information includes capital expenditures of approximately $3.2 million and $1.3 million for the three months ended December 31, 2025 and 2024, respectively. The increase in capital expenditure is driven by the build-out of a studio in the Indianapolis radio market.
During the three months ended December 31, 2025, the Company did not repurchase any shares of Class A Common Stock. During the three months ended December 31, 2025, the Company repurchased 13,773 shares of Class D Common Stock in the amount of approximately $0.1 million at an average price of $8.20 per share. During the three months ended December 31, 2024, the Company repurchased 138,654 shares of Class A Common Stock in the amount of approximately $2.1 million at an average price of $15.02 per share, of which 90,889 shares of Class A were held in treasury stock as of December 31, 2024. During the three months ended December 31, 2024, the Company repurchased 70,329 shares of Class D Common Stock in the amount of approximately $0.7 million at an average price of $10.22 per share. All share information and average share prices have been retroactively adjusted to reflect the 1-for-10 Reverse Stock Split that occurred on January 22, 2026.
Supplemental Financial Information:
For comparative purposes, the following more detailed statements of operations for the three months December 31, 2025 are included.

PAGE 9 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS

	Three Months Ended December 31, 2025
	(in thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$97,828	$35,063	$13,831	$14,682	$34,941	$(689)
OPERATING EXPENSES:
Programming and technical	31,446	10,683	3,010	3,561	14,369	(177)
Selling, general and administrative(a)	58,709	15,540	9,943	9,313	11,328	12,585
Stock-based compensation	292	110	(37)	38	—	181
Depreciation and amortization	6,131	4,805	34	400	702	190
Impairment of goodwill and intangible assets	55,295	—	502	1,675	53,118	—
Total operating expenses	151,873	31,138	13,452	14,987	79,517	12,779
Operating (loss) income	(54,045)	3,925	379	(305)	(44,576)	(13,468)
INTEREST AND INVESTMENT INCOME	398	—	—	—	—	398
INTEREST EXPENSE	(8,730)	(2)	—	—	—	(8,728)
OTHER EXPENSE, NET	(1,138)	(464)	—	—	—	(674)
(Loss) income from consolidated operations before benefit from (provision for) income taxes	(63,515)	3,459	379	(305)	(44,576)	(22,472)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	9,165	(4,032)	(270)	(44)	9,664	3,847
NET (LOSS) INCOME	(54,350)	(573)	109	(349)	(34,912)	(18,625)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	45	—	45	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(54,395)	$(573)	$64	$(349)	$(34,912)	$(18,625)
Adjusted EBITDA(2)	$15,639	$8,699	$857	$1,808	$9,244	$(4,969)
(a) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.

PAGE 10 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS

	Three Months Ended December 31, 2024
	(in thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	All Other - Corporate/ Eliminations
NET REVENUE	$117,127	$47,736	$9,613	$18,270	$42,014	$(506)
OPERATING EXPENSES:
Programming and technical	35,409	11,814	3,652	4,179	15,920	(156)
Selling, general and administrative(b, c)	55,663	20,073	3,309	11,625	12,116	8,540
Stock-based compensation	2,101	285	39	36	307	1,434
Depreciation and amortization	1,635	1,163	(18)	374	63	53
Impairment of goodwill and intangible assets	24,174	—	—	—	24,174	—
Total operating expenses	118,982	33,335	6,982	16,214	52,580	9,871
Operating (loss) income	(1,855)	14,401	2,631	2,056	(10,566)	(10,377)
INTEREST AND INVESTMENT INCOME	1,117	—	—	—	—	1,117
INTEREST EXPENSE	(11,520)	(60)	—	—	1	(11,461)
GAIN ON RETIREMENT OF DEBT	4,500	—	—	—	—	4,500
OTHER EXPENSE, NET	(78)	(18)	—	(10)	—	(50)
(Loss) income from consolidated operations before (provision for) benefit from income taxes	(7,836)	14,323	2,631	2,046	(10,565)	(16,271)
(PROVISION FOR) BENEFIT FROM INCOME TAXES	(27,583)	(4,055)	(1,213)	(8,976)	383	(13,722)
NET (LOSS) INCOME	(35,419)	10,268	1,418	(6,930)	(10,182)	(29,993)
NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	239	—	1,215	—	—	(976)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(35,658)	$10,268	$203	$(6,930)	$(10,182)	$(29,017)
Adjusted EBITDA(2)	$26,870	$15,568	$2,799	$2,717	$14,456	$(8,670)
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from Digital to Cable Television.
(b) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.
(c) Effective January 1, 2025, prior period segment information has been realigned between the Sales and marketing and the General and administrative significant segment expenses. This provides the CODM with a more appropriate alignment of significant segment expenses used to evaluate segment performance.

PAGE 11 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS

	Year Ended December 31, 2025
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$374,371	$139,091	$31,146	$47,845	$158,994	$(2,705)
OPERATING EXPENSES:
Programming and technical	125,396	46,245	12,645	13,252	53,918	(664)
Selling, general and administrative(a)	207,300	71,604	20,233	32,146	44,673	38,644
Stock-based compensation	1,907	493	33	243	497	641
Depreciation and amortization	18,073	12,885	139	1,571	2,781	697
Impairment of goodwill and intangible assets	191,816	131,631	502	6,566	53,117	—
Total operating expenses	544,492	262,858	33,552	53,778	154,986	39,318
Operating (loss) income	(170,121)	(123,767)	(2,406)	(5,933)	4,008	(42,023)
INTEREST AND INVESTMENT INCOME	2,492	—	—	—	—	2,492
INTEREST EXPENSE	(38,806)	(9)	(145)	—	—	(38,652)
GAIN ON RETIREMENT OF DEBT	44,009	—	—	—	—	44,009
OTHER EXPENSE, NET	(463)	(6)	—	—	—	(457)
(Loss) income from consolidated operations before benefit from (provision for) income taxes	(162,889)	(123,782)	(2,551)	(5,933)	4,008	(34,631)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	16,010	30,951	(28)	2,453	(932)	(16,434)
NET (LOSS) INCOME FROM CONSOLIDATED OPERATIONS	(146,879)	(92,831)	(2,579)	(3,480)	3,076	(51,065)
NET (LOSS) INCOME	(146,879)	(92,831)	(2,579)	(3,480)	3,076	(51,065)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(10)	—	(10)	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(146,869)	$(92,831)	$(2,569)	$(3,480)	$3,076	$(51,065)
Adjusted EBITDA(2)	$56,657	$25,604	$(1,555)	$2,484	$60,409	$(30,285)

PAGE 12 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS

	Year Ended December 31, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	All Other - Corporate/ Eliminations
NET REVENUE	$449,674	$165,803	$47,260	$62,820	$176,127	$(2,336)
OPERATING EXPENSES:
Programming and technical	135,235	46,357	14,475	14,683	60,610	(890)
Selling, general and administrative(b, c)	224,837	82,255	20,561	34,610	49,417	37,994
Stock-based compensation	5,716	647	117	174	1,118	3,660
Depreciation and amortization	7,716	4,634	103	1,589	411	979
Impairment of goodwill and intangible assets	151,755	118,492	—	—	33,263	—
Total operating expenses	525,259	252,385	35,256	51,056	144,819	41,743
Operating (loss) income	(75,585)	(86,582)	12,004	11,764	31,308	(44,079)
INTEREST AND INVESTMENT INCOME	5,980	—	—	—	—	5,980
INTEREST EXPENSE	(48,571)	(235)	—	—	1	(48,337)
GAIN ON RETIREMENT OF DEBT	23,271	—	—	—	—	23,271
OTHER INCOME (EXPENSE), NET	896	(30)	—	(10)	—	936
(Loss) income from consolidated operations before (provision for) benefit from income taxes	(94,009)	(86,847)	12,004	11,754	31,309	(62,229)
(PROVISION FOR) BENEFIT FROM INCOME TAXES	(9,759)	18,368	(3,327)	(8,133)	(7,699)	(8,968)
NET (LOSS) INCOME FROM CONSOLIDATED OPERATIONS	(103,768)	(68,479)	8,677	3,621	23,610	(71,197)
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	(411)	—	—	—	—	(411)
NET (LOSS) INCOME	(104,179)	(68,479)	8,677	3,621	23,610	(71,608)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	1,215	—	1,215	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(105,394)	$(68,479)	$7,462	$3,621	$23,610	$(71,608)
Adjusted EBITDA(2)	$103,463	$38,097	$11,628	$13,059	$66,667	$(25,988)
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from Digital to Cable Television.
(b) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.
(c) Effective January 1, 2025, prior period segment information has been realigned between the Sales and marketing and the General and administrative significant segment expenses. This provides the CODM with a more appropriate alignment of significant segment expenses used to evaluate segment performance.

PAGE 13 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS
Urban One, Inc. will hold a conference call to discuss its results for the fourth fiscal quarter of 2025. The conference call is scheduled for Thursday March 12, 2026 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free (+1) 888-596-4144; international callers may dial direct (+1) 646-968-2525. The Access Code is 9077729.
A replay of the conference call will be available from 2:00 p.m. EDT March 12, 2026 until 11:59 p.m. EDT March 19, 2026. Callers may access the replay by calling (+1) 800-770-2030; international callers may dial direct (+1) 609-800-9909. The replay Access Code is 9077729.
Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.
Urban One Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 30 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of December 31, 2025, we owned and/or operated 76 independently formatted, revenue producing broadcast stations (including 58 FM or AM stations, 16 HD stations, and the 2 low power television stations we operate), located in 13 of the most populous African-American markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.
Notes:
1“Broadcast and digital operating income”: The radio broadcasting industry commonly refers to “station operating income” which consists of net loss before depreciation and amortization, income taxes, interest expense, interest and investment income, non-controlling interests in income of subsidiaries, other income, net, loss from unconsolidated joint venture, corporate selling, general and administrative expenses, stock-based compensation, impairment of goodwill and intangible assets, and (gain) loss on retirement of debt. However, given the diverse nature of our business, station operating income is not truly reflective of our multi-media operation and, therefore, we use the term “broadcast and digital operating income.” Broadcast and digital operating income is not a measure of financial performance under GAAP. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments. Broadcast and digital operating income provides helpful information about our results of operations, apart from expenses associated with our fixed assets and goodwill and intangible assets, income taxes, investments, impairment charges, debt financings and retirements, corporate overhead and stock-based compensation. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures as used by other companies. Broadcast and digital operating income does not represent operating income or loss, or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.
2“Adjusted EBITDA": Adjusted EBITDA consists of net (loss) income plus (1) depreciation and amortization, income taxes, interest expense, net income attributable to non-controlling interests, impairment of goodwill and intangible assets, stock-based compensation, (gain) loss on retirement of debt, employment agreement award and other compensation, corporate costs, non-recurring litigation settlement costs, non-recurring debt refinancing costs, severance-related costs, investment income, loss from unconsolidated joint venture, loss from ceased non-core business initiatives less (2) other income, net and interest and investment income. Net (loss) income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under GAAP. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business. Accordingly, based on the previous description of Adjusted EBITDA, we believe that it provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and goodwill and intangible assets, or capital structure. Adjusted EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four of our operating segments (Radio Broadcasting, Reach Media, Digital, and Cable Television). Business activities unrelated to these four segments are included in an “all other” category which the Company refers to as “All other - corporate/eliminations.” Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as alternatives to those measurements as an indicator of our performance.
3For the three months ended December 31, 2025 and 2024, Urban One had 4,444,458 and 4,565,959 shares of common stock outstanding on a weighted average basis (basic), respectively. For the twelve months ended December 31, 2025 and 2024, Urban One had 4,458,325 and 4,740,287 shares of common stock outstanding on a weighted average basis (basic), respectively.
4For the three months ended December 31, 2025 and 2024, Urban One had 4,444,458 and 4,565,959 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the twelve months ended December 31, 2025 and 2024, Urban One had 4,458,325 and 4,740,287 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.